UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2006

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 30, 2006, Barry W. Averill was appointed as a director of Universal American Financial Corp. (the “Company”) by the Company's Board of Directors.

Mr. Averill is President of Averill Management Enterprises, Inc. (“AME”), a consulting firm specializing in the managed healthcare industry. Prior to establishing AME, Mr. Averill served three years as President of Health Net of the Northeast, Inc. Prior to that, Mr. Averill worked at Humana, Inc. from 1991 to 2000, serving as its Regional Vice President beginning in 1998. Mr. Averill also was the President and CEO of Michael Reese Health Plan, Inc. from 1984 to 1991. Mr. Averill has served as the President and as a member of the Boards of Directors of many professional organizations within the managed care industry, including the Illinois HMO Association, Group Health Association of America, American College Health Association, and the Accreditation Association for Ambulatory Health Care.

There are no arrangements or understandings between Mr. Averill and the Company or its officers or directors pursuant to which Mr. Averill was selected as a director.

The Company issued a press release on March 30, 2006 to announce Mr. Averill’s election to its Board. The full text of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Exhibit Title

99.1	Press release dated March 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

	By:	/s/ Lisa M. Spivack
Lisa M. Spivack
Senior Vice President and
General Counsel

Date: March 30, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press release dated March 30, 2006.